UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act

Date of Report (Date of Earliest event Reported): December 31, 2014

STRATEAN INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2391 South 1560 West

Woods Cross, Utah 84087

(Address of principal executive offices, including zip code)

(801) 244-4405
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

o      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

o      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On December 31, 2014, Stratean Inc. (the "Company") and two Promissory Note holders, Burkeley J. Priest ("Priest") and The Munson Family Limited Partnership ("Munson") entered into Debt Settlement Agreements ("Agreements"), to settle two Promissory Notes ("Notes") with a face value of $33,341 and $16,659, respectively. Priest and Munson agreed that, upon execution of their agreements and receipt of the stock, all claims of Priest and Munson against Stratean Inc., were deemed released.

Pursuant to the Agreements the Company issued Priest 38,342 shares of Stratean Inc. $0.001 par value common stock which had a fair value on December 31, 2014 of approximately $1.00 per share, or $38,342. On the date of the transaction Burkeley J. Priest owned approximately 6.2% of the Company's outstanding common stock and is considered a related party, therefore in accordance with ASC 470-50 approximately $5,001 will be recorded as a charge against additional paid in capital as a result of the Agreement.

Pursuant to the Agreements the Company issued Munson 19,158 shares of Stratean Inc. $0.001 par value common stock which had a fair value on December 31, 2014 of approximately $1.00 per share, or $19,158. On the date of the transaction The Munson Family Limited Partnership owned approximately 7.5% of the Company's outstanding common stock and is considered a related party, therefore in accordance with ASC 470-50 approximately $2,499 will be recorded as a charge against additional paid in capital as a result of the Agreement.

Pursuant to the Agreements Priest has been granted a 10 year royalty ("Royalty") of one-half of one percent (.5%) of "Gross Revenues" derived from the "Sale of Stratean Downdraft Gasifer units".

Pursuant to the Agreements Munson has been granted a 10 year royalty ("Royalty") of one-quarter of one percent (.25%) of "Gross Revenues" derived from the "Sale of Stratean Downdraft Gasifer units".

The Agreements define 'Gross Revenues' as; monies actually received by Stratean arising from the sale of its units. The Agreement further defines the 'Sale of Stratean Gasifier Units' as revenues received by Stratean as a direct result and occurrence of a sale of physical gasifier units to third parties. All other revenues generated by Stratean whether related to the Company's Gasifier or otherwise are explicitly excluded. Under this agreement Stratean is required to render statements and make payments to Priest and Munson within 60 days after the last day of each fiscal quarter.

Stratean remains free to exercise all the rights of ownership of its property and intellectual property including the right to sell its intellectual property and make licensing and sub-license agreements without consulting Priest or Munson and upon whatever terms it deems wise.

The foregoing description of the terms of the Debt Settlement Agreements is qualified in its entirety by reference to the provisions of the agreements filed as Exhibit 10.1 and Exhibit 10.2 to this report, which is incorporated by reference herein.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.02 of this Form 8-K is incorporated herein by reference.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

In connection with the Debt Settlement Agreements, the Company will issue 57,500 shares of restricted $0.001 par value common stock. The shares were authorized for issuance pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

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Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

Exhibit 10.1	Debt Settlement Agreement dated December 31, 2014
Exhibit 10.2	Debt Settlement Agreement dated December 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2015	Stratean Inc.
(Registrant)

	By:	/s/ Zachary K. Bradford
Zachary K. Bradford, Chief Financial Officer

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